As filed with the Securities and Exchange Commission on July 11, 2007
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIME ENERGY CO.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Other Jurisdiction of Incorporation or Organization)	36-4197337 (I.R.S. Employer Identification No.)
1280 Landmeier Road
Elk Grove Village, IL 60007-2410
(Address of Principal Executive Offices) (Zip Code)

Directors’ Stock Option Plan

Jeffrey R. Mistarz
Chief Financial Officer and Treasurer
Lime Energy Co.
1280 Landmeier Road
Elk Grove Village, Illinois, 60007
(847) 437-1666
(Name, Address, and Telephone Number, including Area Code, of Agent for Service)
Copies to:
Todd Arkebauer
Reed Smith LLP
10 S. Wacker Drive
Chicago, Illinois 60606-7507
(312) 207-1000
CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class of	Amount To	Aggregate Offering	Amount of
Securities to be Registered	Be Registered (1)	Price (2)	Registration Fee
Common Stock, par value $0.0001	825,000	$820,500	$25.19

(1)	In the event of a stock split, stock dividend or similar transaction involving the common stock of Lime Energy Co. (the “Registrant”), in order to prevent dilution, the number of shares of common stock registered hereby shall be automatically adjusted to cover the additional shares of common stock in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to the Securities Act Rule 457(h)(1), the maximum aggregate offering price is calculated as the sum of the product of 825,000 shares of Common Stock issuable upon exercise of outstanding options under the Directors’ Stock Option Plan as of July 11, 2007, multiplied by exercise prices varying from $0.90 per share to $1.08 per share, which is equal to an aggregate offering price of $820,500.

EXPLANATORY NOTE
     This Form S-8 Registration Statement relates to the registration of 825,000 shares of common stock, par value $.0001 per share, of the Registrant under the Registrant’s Directors’ Stock Option Plan (“the Plan”). Pursuant to the Form S-8 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on January 11, 2005 (File No. 333-121959) (the “2005 Registration Statement”), the Registrant previously registered a total of 100,000 shares of common stock (as adjusted to reflect all stock splits and stock dividends to date) under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the 2005 Registration Statement are incorporated herein by reference to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents and information previously filed by the Registrant with the Commission are hereby incorporated by reference in this registration statement:
(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Commission on April 2, 2007;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the three month periods ended March 31, 2007, filed with the Commission on May 11, 2007;

(c)	The Registrant’s Current Report on Form 8-K dated April 2, 2007 filed with the Commission on April 3, 2007;

(d)	The Registrant’s definitive Proxy Statement on Schedule 14A filed with the Commission on April 18, 2007;

(e)	The Registrant’s Current Report on Form 8-K dated May 7, 2007 filed with the Commission on May 7, 2007;

(f)	The Registrant’s Current Report on Form 8-K dated May 29, 2007 filed with the Commission on May 30, 2007;

(g)	The Registrant’s Current Report on Form 8-K dated June 5, 2007 filed with the Commission on June 8, 2007;

(h)	The Registrant’s Current Report on Form 8-K dated June 6, 2007 filed with the Commission on June 11, 2007;

(i)	The Registrant’s Current Report on Form 8-K dated June 8, 2007 filed with the Commission on June 11, 2007; and

(j)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-1, filed with the Commission on February 14, 2007.
     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act which also is incorporated or is deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.
     See the attached Exhibit Index.
Item 9. Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elk Grove Village, State of Illinois, on the 11th day of July, 2007.

LIME ENERGY CO.
By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Chief Financial Officer

POWER OF ATTORNEY
     The undersigned hereby appoint Jeffrey Mistarz as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Lime Energy Co.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities below:

Signature	Title	Date

/s/ David Asplund	Chief Executive Officer (principal executive officer)	July 11, 2007

David Asplund

/s/ Jeffrey Mistarz	Chief Financial Officer, Treasurer and Corporate Secretary (principal financial officer and principal accounting officer)	July 11, 2007

Jeffrey Mistarz

/s/ Richard Kiphart	Chairman of the Board	July 11, 2007

Richard Kiphart

/s/ Gregory Barnum	Director	July 11, 2007

Gregory Barnum

/s/ William Carey	Director	July 11, 2007

William Carey

/s/ Joseph Desmond	Director	July 11, 2007

Joseph Desmond

/s/ Daniel Parke	Director	July 11, 2007

Daniel Parke

/s/ David Valentine	Director	July 11, 2007

David Valentine

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Amended and Restated Directors’ Stock Option Plan (Incorporated herein by reference to Exhibit 4.63 of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2004, filed on May 13, 2004)

4.2	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 of the Company’s Amendment No. 4 to Form S-1 filed on February 14, 2007 (File No. 333-136992)).

4.3	Amended and Restated By-Laws of Lime Energy Co. (incorporated herein by reference to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 6, 2007).

4.4	Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 and filed with the Commission on April 2, 2007).

5.1*	Opinion of Reed Smith LLP with respect to the legality of the Common Stock being registered.

23.1*	Consent of BDO Seidman, LLP.

23.2*	Consent of Reed Smith LLP (contained in exhibit 5.1).

24.1*	Power of Attorney (included on signature page).
* Filed herewith